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                                                                 Exhibit (d)(13)

                               FIRST AMENDMENT TO
                         TRANSFER RESTRICTION AGREEMENT
                                 (Accenture Ltd)

     This First Amendment to Transfer Restriction Agreement, dated as of May 1, 2003 (this "Amendment") is an amendment to that certain Transfer Restriction Agreement dated as of October 1, 2002 (the "Original Restriction Agreement," and as amended by this Amendment, the "Transfer Restriction Agreement") and is entered into by and among Accenture Ltd, an exempted company limited by shares organized under the laws of Bermuda (registered number EG300900) ("Accenture Ltd") and the Transferors and the Transferees (each as defined in the Original Restriction Agreement) who execute the Transfer Restriction Agreement from and after the date hereof.

     In consideration of the mutual agreements, covenants and provisions contained in the Original Agreement and herein, the parties agree as follows:

     1. Sections 2.2(a), (b) and (c) of the Original Restriction Agreement are hereby amended and restated as follows:

               (a) Applicable Definitions. This Section 2.2 imposes restrictions on the transfer of Transferred Shares with reference to the "Base Restriction Date," the "Extended Restriction Date," the "Restriction Date" and the "Restriction Termination Date," which terms shall have the following meanings:

                    (i) "Base Restriction Date" shall mean a date specified by the Transferor in Schedule I to the Joinder Agreement in respect of Transferred Shares, which date shall be either (x) an anniversary of the IPO Date not later than July 24, 2008 (the seventh anniversary of the IPO Date) or (y) the Extended Restriction Date (which shall be identified by the use of such defined term in Schedule I to the Joinder Agreement); provided, however, that:

                    (1) For Transfers made by Transferors who as of the date of Transfer are resigned Partners, the Base Restriction Date shall be July 24, 2009 (the eighth anniversary of the IPO Date); and

                    (2) A Transferor who is a retired Partner may designate his 56th birthday as the Base Restriction Date with respect to Transferred Shares which, in accordance with the terms of the Voting Agreement, would be subject to transfer restrictions extending beyond such date except for the occurrence of such birthday.

                    (ii)  "Extended Restriction Date" shall mean the later of
          (1) July 24, 2009 (the eighth anniversary of the IPO Date) or (2) the date that the Transferor ceases to be an employee of the Company.

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                    (iii)  "Restriction  Date" shall mean the Base Restriction
          Date as it may be accelerated to an earlier date or deferred to a later date in accordance with the following:

                    (1) If the Transferor ceases to be an Employee Covered Person subsequent to the Transfer and prior to the Base Restriction Date, other than by reason of the Transferor becoming a "Retired Employee" or a "Disabled Employee" (each as defined in the Voting Agreement) or by reason of the death of the Transferor, the Base Restriction Date in respect of Transferred Shares shall be deferred to July 24, 2009 (the eighth anniversary of the IPO Date) if the Extended Restriction Date was not originally specified in Schedule I to the Joinder Agreement as the Base Restriction Date; and

                    (2) If the Transferor dies prior to the Base Restriction Date, the Base Restriction Date in respect of all Transferred Shares shall be accelerated to the date of the Transferor's death.

                    (iv) "Restriction Termination Date" shall mean the later of (i) the Restriction Date or (ii) the Common Restriction Date (as defined in Section 2.2(c) below).

               (b) No Transfers. No Transferred Shares or any direct or indirect interest therein may be Transferred by the Transferee prior to the Restriction Date applicable to such Transferred Shares without the prior written consent of Accenture Ltd, which consent shall be in the sole discretion of Accenture Ltd to grant or withhold.

               (c) Restriction by Common Agreement. Without limitation by the provisions of Section 2.2(b), no Transferred Shares or any interest therein may be Transferred by the Transferee (other than pursuant to Accenture Approved Transactions as provided herein) without the written consent of Accenture Ltd, which consent shall be in the sole discretion of Accenture Ltd to grant or withhold, prior to the date until which any Transfer of Covered Shares is restricted by the terms of the Common Agreement, as such date may be modified or extended by any modification, amendment or supplement to the Common Agreement or by any agreement entered into by Accenture Ltd and Partners in substitution of the Common Agreement (the "Common Restriction Date"). The Common Restriction Date in effect as of the date of this Agreement is July 24, 2005. Notwithstanding the foregoing, if the Transferor dies prior to the Common Restriction Date, the Common Restriction Date shall be accelerated to the date of death of the Transferor.

     2. The following sentence is hereby added at the end of Section 3.1(b) of the Original Restriction Agreement:

          "Notwithstanding the foregoing provisions of this Section 3.1(b), in lieu of specifying a Base Restriction Date in Schedule I to the Joinder Agreement, the Transferor may designate Transferred Shares as "Unrestricted" (1) with respect to Common

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     Restriction Shares or (2) if such designation is consistent with the lapsing of transfer restrictions under the Voting Agreement as applicable to the Transferor; provided it is acknowledged that all such "Unrestricted" Transferred Shares, in the same manner as all other Transferred Shares, are subject to the transfer restrictions imposed by the Common Agreement until the Common Restriction Date."

     3. Section 4.1 of the Original Restriction Agreement is hereby amended by adding the following subsection 4.1(e) thereto:

          "(e) Notwithstanding the foregoing provisions of this Section 4.1, it is acknowledged and agreed that the proxy and power of attorney provided by this Section 4.1 are not, and shall not be deemed to be, given in the case of any Transfer of Transferred Shares (1) by any Transferor who is a retired or resigned Partner or (2) to any Transferee that is an Exempt Organization."

     4. The following additional representations and warranties by the Transferee are hereby added to Section 6.2 of the Original Restriction Agreement as subsections 6.2(g) through (k):

          "(g) Acquisition for Investment; Limitation on Sales. Such Transferee is acquiring the Transferred Shares for its own account and not with a view to or for sale in connection with any public distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), either directly or through the sale of additional shares or interests in Transferee. In making any subsequent offering or sale of the Transferred Shares acquired hereby, such Transferee will be acting only on its own behalf and not as part of a sale or planned distribution which would be in violation of the Securities Act. Such Transferee understands that the Transferred Shares have not been registered under the Securities Act and are being offered and sold pursuant to exemptions therefrom.

          (h) Sophistication of Transferee. Such Transferee has sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of an investment in the Transferred Shares; and such Transferee has the ability to bear the economic risk of acquiring the Transferred Shares.

          (i) Access to Information. Such Transferee has been supplied with sufficient information, or such information has been made available, to which a reasonable investor would attach significance in making investment decisions, including the publicly available reports of the Company filed with the Securities and Exchange Commission since the filing of the Company's most recent Annual Report on Form 10-K.

          (j) Transfer Restrictions. Such Transferee acknowledges that the Transferred Shares are not registered under the Securities Act or any state securities laws, and cannot be reoffered or resold unless such shares are registered under the Securities Act or such sale is exempt from such registration. Such Transferee acknowledges that, as long as appropriate, a legend similar to the following may appear on the certificates (if any) representing the Transferred Shares: "These securities have not been registered under the Securities Act of 1933 or any state securities laws and may be reoffered and sold only if

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     so registered or if an exemption from registration is available." Such
     Transferee agrees that it will not transfer all or any portion of the Transferred Shares unless such shares have been registered or such transfer is exempt from registration under the Securities Act and any applicable state securities laws. Such Transferee acknowledges that if any transfer of the Transferred Shares is to be made in reliance on any exemption under the Securities Act, the Company may require an opinion of counsel reasonably satisfactory to it that such transfer may be made pursuant to an exemption under the Securities Act.

          (k) No General Solicitation. The Transferred Shares were not offered or sold to such Transferee by any form of general solicitation or general advertising."

     5. The form of Joinder Agreement attached hereto as Exhibit A is hereby substituted for the form of Joinder Agreement attached as Exhibit A to the Original Restriction Agreement.

     6. This Amendment shall be effective with respect to all Transfers of Transferred Shares effected from and after the date hereof. In addition, in accordance with and subject to the amendment provisions of Section 9.2 of the Original Restriction Agreement, Paragraphs 1, 2 and 3 of this Amendment shall be effective with respect to Transfers of Transferred Shares made prior to the date hereof, and shall be binding upon the Transferors and Transferees party to such Transfers, to the extent that provisions contained in or added to the applicable Joinder Agreements or supplemental documents executed by such Transferors and/or Transferees in respect of such prior Transfers provided for or contemplated terms and conditions consistent with said Paragraphs.

     7. As amended hereby, the Transfer Restriction Agreement remains in full force and effect.

     8. This Amendment may be executed in any number of counterparts (including by execution of a Joinder Agreement), each of which shall be deemed an original, but all such counterparts shall together constitute one agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed or caused to be executed this Amendment as of the date first above written, but with the effective date as to any Transferor and Transferee in respect of any Transfer to be the date that Accenture Ltd causes such Transfer to be effected.

                                                        ACCENTURE LTD

                                                        By: ____________________
                                                        Name:
                                                        Title:

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                                JOINDER AGREEMENT
                                  ACCENTURE LTD
                         TRANSFER RESTRICTION AGREEMENT

     The undersigned Transferor and Transferee, in consideration of and as a condition to the consent by Accenture Ltd to the Transferor's transfer to the Transferee of such number of Class A Common Shares of Accenture Ltd pursuant to the Transfer described in Schedule I hereto, hereby join in and execute and agree to be bound by that certain Transfer Restriction Agreement dated as of October 1, 2002 and amended by First Amendment to Transfer Restriction Agreement dated as of May 1, 2003 (as so amended, the "Transfer Restriction Agreement") effective as of the date that Accenture Ltd causes said Transfer to be effected.

     The undersigned Transferor agrees that he is a Transferor under the Transfer Restriction Agreement and represents and warrants that he has read and understands the provisions of the Transfer Restriction Agreement, including but not limited to, the representations and warranties contained in Section 6.1 thereof, which the undersigned Transferor hereby reaffirms and remakes with the same effect as if such representations and warranties were expressly set forth in full in this Joinder Agreement.

     The undersigned Transferee agrees that it is a Transferee under the Transfer Restriction Agreement and represents and warrants that it has read and understands the provisions of the Transfer Restriction Agreement, including but not limited to, the representations and warranties contained in Section 6.2 thereof, which the undersigned Transferee hereby reaffirms and remakes with the same effect as if such representations and warranties were expressly set forth in full in this Joinder Agreement.

     The undersigned Transferee (except in the case of a Transferee that is an Exempt Organization) hereby confirms and gives to the undersigned Transferor (except in the case of a Transferor who is a retired or resigned Partner) the irrevocable proxy and power of attorney in respect of the Transferred Shares set forth in Section 4.1 of the Transfer Restriction Agreement with the same effect as if such proxy and power of attorney were set forth in full in this Joinder Agreement, but subject to any requirements of local law specified in Item 13 of
Schedule I and accepted by Accenture Ltd.

     The undersigned Transferor (except in the case of a Transferor who is a retired or resigned Partner) hereby confirms and makes the irrevocable proxy and power of attorney, and confirms and agrees to the voting provisions, in respect of the Transferred Shares set forth in Section 4.2 of the Transfer Restriction Agreement with the same effect as if such proxy and power of attorney and voting provisions were set forth in full in this Joinder Agreement.

NAME OF TRANSFEROR:                           NAME OF TRANSFEREE:

__________________________________            __________________________________
            (Print)                                          (Print)

__________________________________            By: ______________________________
          (Signature)                                      (Signature)

                                              Name:  ___________________________
Dated: ___________________________            Title: ___________________________
                                              Dated: ___________________________

                                              Address of Transferee:
                                              __________________________________

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                                                                               6

                                   Schedule I
                                Joinder Agreement
                  Accenture Ltd Transfer Restriction Agreement

1.   Name of Transferor:

2. Name of Transferee (if the Transferred Shares are to be transferred to two or more individuals as co-owners, please specify if the Transferred Shares are to be held by such Transferees as joint tenants, tenants by the entirety or tenants in common):

3.   Total Number of Transferred Shares:

4. Base Restriction Date(s): Circle applicable date(s); if more than one date, indicate number of Transferred Shares applicable to each date (see Section 2.2(a) of Transfer Restriction Agreement); or indicate that Transferred Shares are "Unrestricted."

                                                            Number of
           Date                                            Transferred Shares
           ----                                            ------------------

     Unrestricted */1/                                     ____________________
     July 24, 2003 *                                       ____________________
     July 24, 2004 *                                       ____________________
     July 24, 2005                                         ____________________
     July 24, 2006                                         ____________________
     July 24, 2007                                         ____________________
     July 24, 2008                                         ____________________
     July 24, 2009 */2/                                    ____________________
     Extended Restriction Date/3/                          ____________________
     Transferor's 56/th/ Birthday */4/                     ____________________
     (specify date:______________)                         ____________________

     * All Transferred Shares are also subject to the Common Agreement through the Common Restriction Date (currently July 24, 2005).

     /1/ Includes Covered Shares for which transfer restrictions have lapsed and Common Restriction Shares (Covered Shares acquired subsequent to IPO not subject to Accenture Ltd Voting Agreement and Restriction Lapsing Schedule).

     /2/ Must be used for Transfers by resigned Partners and should not be used by active Partners.

     /3/ Extended Restriction Date is the later of (i) July 24, 2009 or (ii) the date that the transferring Partner ceases to be an employee of Accenture; only active Partners may use this date.

     /4/ May be used only by retired Partners whose 56/th/ birthday will accelerate the release of remaining restrictions.

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                                                                               7

5. Are the Transferred Shares currently held by you as community property? Yes ____ No _____

6.   Is the Transferee an Exempt Organization? Yes _____  No _____

7. Are the Transferee and all its underlying beneficial owners (including partners, members, beneficiaries and contingent beneficiaries) Family Members? Yes ____ No ____

8. List or describe in detail all underlying beneficial owners (including partners, members, beneficiaries and contingent beneficiaries) of
     Transferee:

9. Describe relationship between Transferor and Transferee (and Transferee's beneficial owners) if other than Family Members:

10. Description of transfer (e.g., out-right gift, transfer into revocable trust or irrevocable trust, transfer to family partnership, transfer to grantor retained annuity trust or charitable remainder annuity trust, or other estate and/or tax planning vehicle, or transfer in settlement of property rights between spouses):

11. Description of relevant documents relating to Transfer and Transferee (include description of transfer document and list of organizational documents of any Transferee other than a natural person) (please refer to "Instructions for Accenture FCT Transfers"):

12.  Attach copies of documents referred to in Item 11 above.

13. Specifying any special requirements under applicable local law with respect to the proxy and power of attorney given pursuant to Section 4.1 of the Transfer Restriction Agreement.